EMPLOYMENT AGREEMENT

     THIS AGREEMENT made and effective this 1st day of April, 1998.

BETWEEN:

   VOICE MOBILITY INC., Incorporated pursuant to the laws of British Columbia,
                       (herein called the "Corporation")

                                                               OF THE FIRST PART

AND:

     JAMES HUTTON, of the City of Surrey in the Province of British Columbia
                             (herein called the "Executive")

                                                              OF THE SECOND PART

     WHEREAS the Corporation is currently employing the Executive and the parties desire to enter into this agreement (the "Employment Agreement") to review the terms of such employment.

     IN CONSIDERATION of the recitals and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.   EMPLOYMENT

     The Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation for the term of this Employment Agreement set forth in Section 2 below, in a position and with the duties, responsibilities and authority as the Executive has ordinarily heretofore enjoyed and as the Corporation may. from time to time, reasonably assign to him commensurate with his office including those duties, responsibilities and authority more particularly set forth in Section 3 below, and upon all other terms and conditions set forth in this Employment Agreement.

2.   TERM

     The term (the "term") of the Executive's employment shall commence on the later of the date above and shall continue until March 31, 2000, subject to those provisions of this Employment Agreement providing for earlier termination of the Executive's employment in certain circumstances. Thereafter, the term may be extended for additional one year periods from and after March 31, 2,000 upon the agreement of the Executive and the Board of Directors of the Corporation, subject always to the provisions of paragraph 9 hereof.


3.   POSITION, RESPONSIBILITY

     It is intended that the Executive shall serve as the President and Chief Executive Officer for the Corporation.


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     Throughout  the term of this  Employment  Agreement,  the  Executive  shall devote substantially his full business time and attention during normal business hours to the business and affairs of the Corporation, except for vacations and except for illness or incapacity. Subject to Section 9, and subject to the approval of the Board of Directors of the Corporation, which will not be unreasonably withheld, nothing in this Employment Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on the Boards of Directors of other corporations, from engaging in charitable and public service activities, and from managing his personal investments, provided such activities do not materially interfere with the performance of his
duties  and  responsibilities   under  this  Employment  Agreement  and  do  not
constitute a conflict of interest with respect to his employment herein.

4.   REMUNERATION: CASH AND STOCK OPTIONS.

     (a) Cash - For services rendered by the Executive during the term of this Agreement, the Executive shall be entitled to receive aggregate annual base pay remuneration in cash in the amount of $100,000, payable semi-monthly.

     (b) Stock Options - The Corporation shall cause its intended parent company, Acrex Ventures Inc. ("Acrex"), to grant to the Executive a five year Stock Option for a total of 250,000 Common Shares in the capital stock of Acrex exercisable at the minimum price permitted by the Vancouver Stock Exchange. The granting of these options is expressly subject to the approval of the board of directors and the completion of a purchase of all the outstanding stock of the Corporation by Acrex Ventures Inc. as well as all terms and conditions (including price) as may be imposed by the Vancouver Stock Exchange on all Acrex options generally. The Parties acknowledge the availability of this Option will be subject to VSE permitting an Option Plan for Acrex which allots in excess of 10% of outstanding shares as available for Option. These options may be deferred or waived by the Corporation in the event that the granting of the options is a deterrent in other staffing.

     (c) Remuneration Reviews - The Executive will have annual compensation reviews shortly after March 1st of each year. These compensation reviews will result in an increase of no less than 15% of base pay effective on each April 1st thereafter. The review can occur before or after that date but the compensation must be effective that date.

5.   PERQUISITES AND BUSINESS EXPENSES

     The Executive will receive in addition to remuneration in paragraph 4 a car allowance of $500 per month and shall be reimbursed for all reasonable expenses incurred by him in connection with the conduct of the Corporation's business upon presentation of sufficient evidence of such expenditures and provided the same are authorized expenditures pursuant to policies adopted by the Board of Directors of the Corporation from time to time.

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


6.   BENEFIT PROGRAMS

     The Executive will be entitled to participate in all Executive benefit programs of the Corporation from time to time in effect under the terms and conditions of such programs, including, but not limited to, pension, share incentive and other benefit plans, group life insurance, hospitalization and surgical and major medical coverages, dental insurance, sick leave, including salary continuation arrangements, vacations and holidays, long-term disability, and such other fringe benefits as are or may be available from time to time to other executives of the Corporation.

7.   VACATION

     The Executive shall be entitied to all usual public holidays and, in addition, 3 weeks annual vacation during each year of employment hereunder. Such vacation time shall be utilized by the Executive at mutually reasonably acceptable times.

8.   TERMINATION OF EMPLOYMENT

     For the full term of this agreement the Executive cannot be terminated by the Corporation without cause.

     (a) Death - In the event of the death of the Executive during the term of this Employment Agreement, the Executive's salary will be paid to the Executive's designated beneficiary, and in the absence of such designation, to the estate or other legal representatives of the Executive, through the end of the month in which death occurs, Rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

     (b) Disability - The Executive's employment shall terminate automatically upon written notice from the Corporation in the event of the Executive's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred and eighty days during any 12 month period during the term, In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for such period, and thereafter the Executive shall be entitled to receive compensation in accordance with the Corporation's long-term disability plan, if any, together with such compensation, if any, as may be determined by the Board of Directors of the Corporation.

     (C) Termination by the Corporation for Cause - In the event of a termination for cause, there will be no continued salary payments by the Corporation to the Executive and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs. For the purposes of this Sub Section and of the Executive's employment with the Corporation, "cause" shall mean that:

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


          (i) The Executive has committed a felony or indictable offence or has improperly enriched himself at the expense of the Corporation or has committed an act evidencing dishonesty or moral turpitude, including without limitation an act of theft;

          (ii) The Executive, in carrying out his duties hereunder, (A) has been willfully or grossly negligent, or (B) has committed willful and gross misconduct or, (C) has failed to comply with clear and reasonable, instructions or directives from the Board of Directors of the Corporation after having been informed in writing of a failure to so comply having been given reasonable opportunity to comply or correct a matter;

          (iii)The Executive has breached a material term of this Employment Agreement and such breach is either not promptly remedied upon notice or is incapable of remedy;

          (iv) The Executive becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Executive or in the event the Executive makes any general disposition or assignment for the benefit of his creditors which materially interferes with his ability to render services hereunder,

          (v) The Executive commits any other act giving the Corporation cause to terminate the Executive's employment, including, but not limited to chronic alcoholism or drug addiction, material malfeasance or non4easance with respect to the Executive's duties hereunder.

               Prior to any termination of the Executive for cause due to the first only of any occurrence described in subparagraphs ii),
               (iii), and (v) above, the Corporation shall notify the Executive in writing of the particulars of the occurrence upon which termination would be based and shall in such notice advise the Executive as to whether, in that Corporation's reasonable opinion, the default of the Executive occasioned by such occurrence is capable of being cured or rectified in full without material loss or damage to the Corporation, in which case the Corporation shall afford the Executive a reasonable period of not less than five business days in which to cure or rectify such default. In such event and provided the Executive cures or rectifies such default in full without material loss or damage to the Corporation, the Executive's employment shall not be terminated on the basis of such occurrence.

     (d) Termination by the Executive - The Executive shall be entitled to terminate this agreement at any time upon giving the Corporation three
          (3) months written notice.

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


9.   NON-COMPETITION

     (a) The Executive agrees that during the period of the Executive's employment with the Corporation and for a period of twelve months from the last payment of monthly compensation to the Executive by the Corporation, the Executive shall not engage in or participate in any business activity that competes, directly in the Global market, with the business of the Corporation, or that of any parent, subsidiary or affiliate companies, organizations or entities. For purposes of this Section the business of the Corporation means that area of telecommunications presently engaged in by the Company and includes all future activities as may be described in the business plan of the company as approved by the Board of Directors from time to time.

     (b) For the purposes of this Section, the Executive shall be deemed to "compete, directly or indirectly, with the business of the Corporation or its parent, subsidiary, or affiliate companies, organizations or entities" if the Executive is or becomes engaged, otherwise than at the request of the Corporation, as an officer, director or the Executive of, or is or becomes associated in a management, employee, ownership, consultancy or agency capacity with any corporation, partnership or other enterprise or venture whose business includes the distribution of competing services or products.

     (c) It is the desire and intent of the parties that the provisions of this Section shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this
          Section is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

10.  NON-SOLICITATION

     The Executive agrees that for a period of one year following the termination of the Executive's employment with the Corporation, for any reason whatsoever, the Executive will not, whether as principal, agent, executive, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or attempt to retain in any way whatsoever, any of the Executives or employees of either of the Corporation or its parent, subsidiary or affiliate companies, organizations or entities.

11.  CONFIDENTIAL INFORMATION

     All confidential records, material and information and copies thereof and any and all trade secrets concerning the business or affairs of the Corporation or any of its parent, subsidiary, or affiliate companies, organizations or entities, obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of that Corporation. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person other than to the Coiporation, or to the Corporation's qualified Officers or Executives, and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

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


12.  WITHHOLDING

     Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to the Executive or his estate or beneficiaries, shall be subject to the withholding of such amounts relating to taxes as the Corporation may reasonably determine, after consultation with the Executive, it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Corporation may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided that the Corporation is satisfied that all requirements of law affecting the Corporation's responsibilities to withhold have been complied with.

13.  ENTIRE AGREEMENT

     This Employment Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

14.  ASSIGNMENT

     Except as herein expressly provided, the respective rights and obligations of the Executive and the Corporation under this Employment Agreement shall not be assignable by either party without the written consent of the other party and shall enure to the benefit of and be binding upon the Executive and the Corporation and their permitted successors or assigns, including, in the case of the Corporation, any other corporation or entity with which such Corporation may be merged or otherwise combined or which may acquire that Corporation or its assets in whole or in substantial part, and, in the case of the Executive, his estate or other legal representatives. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

15.  APPLICABLE LAW

     This Employment Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the Province of British Columbia without regard to the conflict of laws rules thereof. The Corporation and the Executive hereby irrevocably consent and affirm to the jurisdiction of the courts of the Province of British Columbia with respect to any dispute or proceeding arising in connection with this Employment Agreement.

16.  AMENDMENT OR MODIFICATION: WAIVER

     No provision of this Employment Agreement may be amended or waived unless such amendment or waiver is authorized by the Corporation (including any authorized officer or committee of the Board of Directors) and is in writing signed by the Executive and by a duly authorized officer of The Corporation. Except as otherwise specifically provided in this Employment Agreement, no waiver by any party hereto of any breach by the other parties of any condition or provision of this Employment Agreement to be performed by such other party or parties shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

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


17.  PROVISIONS SURVIVING TERMINATION

     It is expressly agreed that notwithstanding termination of the Executive's employment with and by the Corporation for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Corporation, in relation or arising up to the time up to and including the date of termination; and the provisions of Sections 9 through 12 inclusive, shall all remain and continue in full forte and effect.

18.  SEVERABILITY

     In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. Corporation acknowledges that Executive has previously filed an assignment in bankruptcy. Corporation agrees to reexecute this Agreement at the request of the Executive upon the discharge of the Executive.

19.  COUNTERPARTS

     This Employment Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

20.  REFERENCES

     In the event of the Executive's death or a judicial determination of his incompetency, reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary or beneficiaries.

21.  CAPTIONS

     Captions to the Sections of this Employment Agreement are solely for convenience and no provision of this Agreement is to be construed by reference to the captions of that Section.


     IN WITNESS WHEREOF this Employment Agreement has been executed by a duly authorized officer of the Corporation and the Executive as of the day first above written.


VOICE MOBILITY INC.

By: /s/William E. Krebs
    William E. Krebs


Signed, Sealed and Delivered by  )
JAMES HUTTON                     )
In the presence of:              )
                                 )
Witness /s/Lynne Baker           ) /s/James Hutton
           Lynne Baker           ) JAMES HUTTON
                                 )
Address:  North Vancouver, BC    )




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